Exhibit 99.7

MINIMUM INTEREST ACQUISITION BID FORM

The undersigned, the  [officer/agent]   of  [ entity]      , a  [state],  [type of entity] has secured a copy of the  Amended Plan of Reorganization (“Plan”) and the Amended Disclosure Statement filed by Espre Solutions, Inc. either from counsel for the Debtor, from the Bankruptcy Clerk’s office or from some other party in interest who had either filed a notice of appearance or had secured its own copy from the Bankruptcy Clerk’s office if the  Disclosure Statement had not then been approved or otherwise if the  Disclosure Statement has been approved by the Bankruptcy Court.

I, on behalf of  [ entity]       have read the Plan and understand the requirements necessary to tender a Minimum Interest Acquisition Bid in order to participate in the Interest Acquisition Auction, specifically all of the requirements set forth in Plan sections 1.08, 1.34, 1.35, 1.38, 1.39, 1.43, 1.44 and 1.50, as well as the split as to which claims and causes of action are for the benefit of creditors and which are retained for the benefit of the Debtor, post confirmation as set forth in Plan section 5.06 and Plan Exhibit 5.06.  Additionally, the provisions 5.01, 5.02, 5.04, 5.05 and 5.07, which set up the auction requirements and detail what is required of the participants thereafter.  I, on behalf of  [ entity]       have also reviewed the proposed treatment as to each of the creditor groups covered in the Plan, as well as the capitalization requirements for the operations of the Debtor post confirmation as set forth in Disclosure Statement Exhibit VIII.B and have reviewed the requirements set forth in Section 6.01 – 6.04 as to Executory Contracts and Unexpired Leases.

  [ entity]      understands that the terms of the  Plan and the  Disclosure Statement are subject to change, in accordance with the applicable Bankruptcy Rules and procedures, and will abide by those changes, unless, within 48 hours of their communication to  [ entity]      , this Minimum Interest Acquisition Bid is withdrawn.

   [ entity]       hereby tenders, with this form: a) a cashier’s check in the amount of $4,000,000 payable to the Debtor’s counsel or proof that  [ entity]       has wired said sum to Debtor’s counsel’s trust account, to be deposited and held in trust at interest until: i) a no penalty withdrawal is timely requested in accordance with the Plan (in which case the $4,000,000 will be promptly returned); or ii) the Plan is confirmed and: A)  [ entity]       is the Winning Acquisition Bidder; (in which case the funds will be held in trust until the Plan Closing Date for use in accordance with the Plan); or B) another party is the Winning Acquisition Bidder (in which case the $4,000,000 will be promptly returned).  Depending upon the results which obtain at the Confirmation Hearing, Debtor’s counsel is authorized to return the funds, with interest, to  [entity]   or pay the $200,000 to the Debtor as either liquidated damages and transfer the balance to  [ entity]     or transfer the total amount to the Debtor in exchange for the New Espre Common Stock on the Plan Closing Date as the Winning Interest Acquisition Bid.

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   [ entity]       hereby states that its slate of officers and directors, as well as their applicable compensation, for the Debtor will be as follows:

Officers:	Compensation:

Directors:	Compensation:

   [ entity]       hereby states that its means of addressing the requirement to provide adequate operating funds for the Debtor to operate its continuing line of business, as modified by the Confirmation of the Plan, after the Plan Closing Date, for a period of at least one (1) year, based upon operating cash requirements as set forth in  Disclosure Statement Exhibit XIII.B and Plan Section 1.44, are set forth on the attached Exhibit “A”.

   [ entity]  hereby states that as to the Executory Contracts and Leases detailed in Article 6 of the Plan that  [ entity]   wishes to have the Debtor assume and reject: [please check applicable space] ___ those set forth in Article 6 of the Plan and the Assumption Cure Costs will be paid as detailed therein; or ____ as set forth on the attached Exhibit “B” as to all such aspects.

So Agreed

Signed this ______ day of _________________, 2009

[entity]

By:
Its:

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